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                      [LETTERHEAD OF OMNICARE]


                                                     FOR IMMEDIATE RELEASE

                                                     CONTACT:
                                                     Cheryl D. Hodges
                                                     (606)392-3331


           OMNICARE ANNOUNCES PRODUCTIVITY, CONSOLIDATION INITIATIVE

         18-Month Program Expected to Save Company $46 Million Annually


         COVINGTON, KENTUCKY, June 29, 1999.....Omnicare Inc. (NYSE:OCR) today announced a comprehensive plan to streamline company-wide operations through the implementation of a productivity and consolidation program that is expected to result in annualized savings of approximately $46 million by December 2000.

         The productivity and consolidation program, to be implemented over the next 18 months, is centered on benchmarking to best practices, defined to be those which bring lower costs and higher quality to key operational and support functions throughout the organization. The productivity and consolidation initiatives are expected to eliminate redundant efforts, simplify work processes and apply technology to maximize employee productivity and standardize operations around best practices. Facilities in overlapping geographic territories will be consolidated to better align pharmacies around customers so as to improve efficiency and enhance the Company's ability to deliver innovative services and programs to its customers.

         Productivity initiatives will be introduced at the majority of the Company's 220 pharmacy and other operating locations, which will enable them to reach Omnicare's benchmark standards for efficiency.

         Also as part of the initiative, the roster of pharmacies and other operating locations will be reconfigured through consolidations, relocations, the creation of nine new sites, and the closing of approximately 20 sites. Upon completion of the plan, Omnicare will have 140 strategically located




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pharmacy units, 23 global contract research sites and two software development and marketing operations.

          "Over the last decade, Omnicare has been successful in executing a growth strategy through 85 pharmacy acquisitions, introducing innovative clinically advanced programs, and leveraging our core business through our entry into the contract research industry. All of this has enabled us to build our leadership position in the national marketplace," said Joel F. Gemunder, president of Omnicare.

         "To gain maximum benefit from our acquisition program and to respond to recent changes in the healthcare industry, we have identified synergies which make it possible to generate greater economies of scale through the standardization of practices and procedures, and to geographically position our operating organization for cost-efficient delivery of enhanced customer service," he added.

         Omnicare expects these strategic measures to lead to the net reduction of approximately 1,700 full- and part-time jobs from its work force of approximately 11,500 over the next 18 months. Where possible, the Company will make use of normal attrition and transfers to other locations. Employees whose jobs are eliminated will be offered severance packages.

         "While the productivity and consolidation initiative is a very positive move for most employees, and for the Company as a whole, we know this will bring about significant change. Our work force is a key factor in Omnicare's success and we will work to make the changes as smooth as possible. We have great confidence that our employees are equal to the challenge," Gemunder said.

         The productivity and consolidation initiative is expected to generate approximately $46 million in annual savings on a pretax basis (or $29 million after taxes) upon full implementation. It will result in a pretax restructuring charge of approximately $32 million ($21 million after taxes), of which $27 million ($17 million after taxes, or $0.19 per diluted share) will be recorded in the second quarter ending June 30, 1999. The majority of the remaining approximately $5 million ($3.2 million after taxes, or 4 cents per diluted share) will be taken over the following three quarters. The restructuring charge includes primarily severance pay, the buy out of lease obligations and the write-off of leasehold improvements and other related assets. In addition, incremental capital expenditures

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required over the 18-month period are expected to total $3.7 million for the expansion of existing facilities and the establishment of new facilities to be created as part of the plan. The estimated $46 million in annual savings when compared with the restructuring charge of $32 million, represents a payback period of less than two years.

         "Our transition will be carefully timed and phased so that our more than 8,600 long-term care clients and the residents they serve will be assured of high-quality services without interruption during this period," Gemunder said.

         "Productivity enhancement and consolidation of our organization have long been a part of our strategic plan. Today, with the implementation of sweeping changes in the health care industry, it is more important than ever for all health care providers to deliver the highest quality services in the most cost-efficient manner possible. The time to enhance our productivity and efficiency is now, not later. This will enable us to continue our industry leadership, and maximize the financial strength and growth opportunities inherent in our strategy," Gemunder said.

         "Most importantly, the underlying fundamentals of our business are sound and serve as a foundation for our growth: an aging population and increasing life span, pharmaceuticals as the most cost-effective way of treating the elderly, the accelerated pace of new drug discovery, and the growing need to control health care costs. The initiatives we announced today enable us to leverage our resources while reducing our expenses and, therefore, enhance our ability to capitalize on these trends," he added.

         Omnicare, based in Covington, Kentucky, is a leading geriatric pharmaceutical care company. Currently serving approximately 617,000 residents in more than 8,600 long-term care facilities in 43 states, Omnicare is the nation's largest provider of professional pharmacy, related consulting and data management services for skilled-nursing, assisted living and other institutional health care providers. Omnicare also provides comprehensive clinical research services for the pharmaceutical and biotechnology industries.

         Statements in this press release concerning Omnicare's business outlook or position or future economic performance, including savings and other benefits expected to result from the productivity and consolidation program; the impact of the program on productivity and operational efficiency, including

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the realization of synergies, economies of scale, and standardization of practices and procedures; expectations concerning incremental capital expenditures in connection with the establishment of new facilities; assurances regarding the maintenance of services; expectations concerning work force reductions; expectations concerning the accelerated pace of new drug discoveries and the impact of such discoveries on the business of Omnicare; together with other statements that are not historical, are forward-looking statements that are estimates reflecting the best judgment of Omnicare based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of Omnicare, include overall economic, financial and business conditions; trends for the continued growth of the businesses of Omnicare; the ability to implement the productivity and consolidation program and to realize anticipated efficiencies, synergies, economies of scale and standardization; pricing and other competitive factors in the industry; the effect of new government regulations and/or legislative initiatives, including those relating to reimbursement policies and in the interpretation and application of such policies; the failure of Omnicare to obtain or maintain required regulatory approvals or licenses; the demand for Omnicare's products and services; variations in costs or expenses; the impact of the Year 2000 issues; and other risks and uncertainties described in Omnicare's reports and filings with the Securities and Exchange Commission.

         For more information on Omnicare, Inc., via the Internet, including a full menu of news releases, visit prnewswire.com\comp\136781.html.


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